UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 23, 2011
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

On February 23, 2011, United Western Bancorp, Inc. (the “Company”), whose principal subsidiary was formerly United Western Bank (the “Bank”), announced in a press release that on or about January 31, 2011, a Thrift Financial Report prepared on behalf of the Bank as of December 31, 2010 was filed with the Office of Thrift Supervision (the “TFR”). The TFR was not prepared by any representative of the Company and the Company disavows any information contained in the TFR. Neither the Company nor any of its affiliates was consulted with regard to the preparation of the TFR and neither the Company nor any of its affiliates is responsible for the TFR.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

99.1	Press release dated February 23, 2011, titled “United Western Bancorp, Inc. Advises That Thrift Financial Report Filed for United Western Bank Was Not Prepared by United Western Bancorp, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: February 23, 2011	By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, Chief Operating Officer and General Counsel